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                                                                      EXHIBIT 99

                   MEDICONSULT'S $180 MILLION ACQUISITION OF
                         PHYSICIANS' ONLINE COMPLETED

        Acquisition Reinforces Mediconsult's Online Leadership Position
                           With Doctors and Patients

NEW YORK, N.Y., December 16, 1999 - Mediconsult.com, Inc. (NASDAQ: MCNS) (www.mediconsult.com) today announced the completion of the previously announced
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acquisition of Physicians' Online (www.pol.net).

"The combination of Mediconsult and Physicians' Online accelerates our business strategy to lead doctors and patients on the Internet," said Robert Jennings, chairman and chief executive officer of Mediconsult.

Jennings noted that Mediconsult and its subsidiary companies now have some of the most valuable resources in the Internet health sector, including:

     . More authenticated doctor-users than any other medical Web site. Mediconsult now has 206,000 authenticated U.S.-based physician members

     . The most "sticky" family of Web sites in the health sector. In aggregate, Mediconsult sites have more page views and more page views per visitor, than any other health web site

     . Award-winning, industry-leading Internet programs in areas such as patient medication compliance, physician education and personalized nutrition programs developed for specific medical conditions

"The next phase of our business strategy is to introduce new Internet-based services to doctors and patients that will provide doctors with more effective ways to manage their time, enhance the relationship between doctors and their patients and improve patient outcomes," said Jennings. "Many of these new efforts are already underway and are proving to be very successful."

The acquisition will be treated as a Pooling of Interests for accounting purposes. In connection with the transaction, approximately 18.5 million new Mediconsult shares were issued to the former POL shareholders. Significant new institutional shareholders of Mediconsult include Quintiles Transnational, Landmark Communications, 21/st/ Century Funds, Advent International Corporation, AT&T Ventures and Invesco Funds.

Four representatives of POL shareholders have also been added to the Mediconsult Board of Directors. The new directors are James Bierman from Quintiles Transnational, Bradford Burnham from AT&T Ventures, Jason Fisherman from Advent International and David Richards from Physicians' Online.

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About Mediconsult
Mediconsult is a leading provider of physician and patient healthcare information and services on the Internet. Founded in 1996 with its flagship Web site, www.mediconsult.com, the Company's mission is to improve patient outcomes
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through information and tools that educate
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doctors, empower patients and build on the doctor/patient relationship. This unique, integrated approach has resulted in the largest and most loyal following of medical Web site visitors and a leadership position in the online health industry.

The Mediconsult sites and communities include:
Mediconsult.com (www.mediconsult.com), the medical Web destination patients use
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most;
Mydoctor.com  (www.mydoctor.com), visit your doctor online;
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Physicians' Online (www.pol.net), the world's largest online physician
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community;
Heart Information (www.heartinfo.com), heart health for patients and physicians;
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PharmInfo (www.pharminfo.com), current and in-depth drug information;
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Cyberdiet (www.cyberdiet.com), fitness and nutrition resource and community;
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INCIID (www.inciid.org), infertility information and support;
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Mediconsultinc.com (www.mediconsultinc.com), redefining medicine through the
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Internet.

Contact:
Ellen L. Turbeville
Mediconsult
914-332-6100 (ext. 283)
eturbeville@mediconsult.com
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Mary Franzen
Corporate Ink
617-969-9192
mfranzen@corporateink.com
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Certain statements in this release, such as management's view of future revenues and expenses, may be forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Potential risks and uncertainties include such factors as acceptance of the Company's products and services, competition and other risks described in the Company's filings with the Securities and Exchange Commission.